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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KRONOS INTERNATIONAL, INC.

         The undersigned Incorporator, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

         1. The name of the corporation is:

                           KRONOS INTERNATIONAL, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The corporation may, among other things, conduct its business, carry on its operations, and have offices and exercise its powers within or without the State of Delaware, and may be an incorporator, promoter, or manager of other corporations of any type or kind.

         4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each such share is one hundred dollars ($100.00).


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         5. The name and mailing address of the Incorporator is as follows:

            Name                              Mailing Address
            ----                              ---------------
            Thomas O. Boland                  P.O. Box 700
                                              Wyckoffs Mill Road
                                              Hightstown, New Jersey 08520

         6. The names and mailing address of each person who is to serve as a director of the corporation until the first annual meeting of stockholders or until his successor is elected or qualified are as follows.

            Name                              Mailing Address
            ----                              ---------------
            Sigfried Hartmann                 Pechstrasse 5
                                              D5090 Leverkusen 1
                                              West Germany

            Rudolf Hofer                      Pechstrasse 5
                                              D5090 Leverkusen 1
                                              West Germany

            Hans Peter Linnemann              Pechstrasse 5
                                              D5090 Leverkusen 1
                                              West Germany

            Leonids Rudins                    Wyckoffs Mill Road
                                              Hightstown, NJ 08520
                                              U.S.A.

         7. The corporation is to have perpetual existence.

         8. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

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         9. The board of directors of the corporation may make by-laws and from time to time may alter, amend or repeal by-laws.

         IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 22nd day of December, 1988.

                                                /s/  Thomas O. Boland
                                                ---------------------
                                                Thomas O. Boland
                                                Sole Incorporator